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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDED FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 25, 2006

Viropro, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-06718	13-3124057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8515, Place Devonshire, Suite 207 Montreal, Quebec, Canada	H4P 2K1
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 731-8776

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)  Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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ITEM 4.02 - NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company filed a form 8-K on August 25, 2006 indicating that the results issued for the quarter ended February 28, 2006 could no longer be relied upon.  The amended 8-K herein fully amends the previously filed 8-K of August 25, 2006 in its entirety.

The board of directors concluded on August 25, 2006 that the previously issued financial statements for the quarter ended February 28, 2006 could no longer be relied upon. The board of directors discussed the matters disclosed in the filing with the independent accountants at that time.  The Company issued an original disclosure dated August 25, 2006.

At that date the Company determined that its January 2006 transactions with Immuno Japan, Inc. and others were not properly recorded.  A patent obtained from Immuno Japan, Inc. in exchange for shares was not recorded in the correct period.  It was also determined that shares issued to consultants in exchange for services were improperly valued and were not recorded in the proper period.

At that date the Company determined that the patent value and the value tied to the shares issued to the consultants were to be properly calculated based on the fair market value at the date of their issuance. The Company subsequently determined the following adjustments to be adequate after discussion with the independent accountants at that time.  The patent will increase by $1,041,250, deferred compensation will increase by $958,000 (from $30,000 to $988,000), common stock will increase by $2,700 (from $17,746 to $20,446) and additional paid in capital will increase by $2,175,445 (from $5,733,188 to $7,908,633).  The statement of operations will have non-cash expenses increase by $170,145 (from $15,000 to $185,145), selling, general, and administrative expenses will increase by $8,750 (from $201,112 to $209,862), and loss per share increased from ($0.01) to ($0.02). The issued and outstanding shares will increase by 2,700,000 (from 17,745,569 to 20,445,569).  On September 22, 2006, the Company amended and re-filed its February 28, 2006 10-QSB report reflecting the above changes.

The Company amends today its previous disclosure dated August 25, 2006. The board of directors concluded on November 30, 2006 that the previously amended and issued financial statements for the quarter ended February 28, 2006 as well as the previously issued financial statements for May 31, 2006 and August 31, 2006 could no longer be relied upon. The board of directors discussed the matters disclosed in the filings with the independent accountants on November 30, 2006.

In addition to the adjustments already mentioned above to the financial statements for quarter ended February 28, the Company determined that the financing component and the beneficial conversion feature of its convertible debentures issued for cash in February and May were not properly valued.

The Company determined the following adjustments to be adequate after discussion with the independent accountants on November 30, 2006.  For the quarter ended February 28, 2006, the following adjustments are to the original disclosure dated August 25, 2006.  Financing costs (other current assets) increased to $45,150, convertible debentures decreased by $89,850 (from $135,000 to $45,150; the decrease representing the beneficial conversion feature), the patent increased by $1,041,250, and common stock and additional paid in capital increased by $1,185,000 (from $5,750,934 to $6,935,934).  The statement of operations selling, general, and administrative expenses increased by $8,750 (from $201,112 to $209,862), and loss per share remained unchanged at ($0.01).

For the six months ended May 31, 2006 the Company issued an original disclosure dated July 21, 2006.  The Company determined that the financing component and the beneficial conversion feature of its convertible debentures issued for cash in February and May were not properly valued.

The Company determined the following adjustments to be adequate after discussion with the independent accountants on November 30, 2006.  For the six months ended May 31, 2006, on the balance sheet, financing costs (other current assets) increased to $358,224, convertible debentures decreased by $139,379 (from $$649,860 to $510,481), and common stock and additional paid in capital  increased by $528,000 (from $8,978,396 to $9,506,396).  The statement of operations selling, general, and administrative expenses increased by $30,397 (from $753,858 to $784,255), and loss per share remained unchanged at ($0.06).

All corrections have been properly reflected in the 10K as at November 30, 2006 filed on February 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 28, 2007

VIROPRO, INC.

/s/ Jean-Marie Dupuy

Jean-Marie Dupuy, President and Chief Executive Officer